Exhibit 99.1
NASDAQ Panel Grants Terayon’s Request for Continued Listing
     Santa Clara, California – January 19, 2006 – Terayon Communication Systems, Inc. (NASDAQ: TERNE), a leading provider of digital video networking applications and home access solutions, announced today that The NASDAQ Listing Qualifications Panel has granted its request for continued listing, subject to certain conditions. As previously announced, NASDAQ had earlier notified Terayon of its intention to delist Terayon’s stock based on the Company’s failure to timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2005, and the Company’s failure to solicit proxies and hold an annual shareholders’ meeting during 2005. As previously announced, the Company was unable to timely file the Form 10-Q and to solicit proxies and hold the annual meeting due to the review the Company is performing on the recognition of revenue for certain transactions during prior periods.
     There are three conditions to the Panel’s grant of continued listing: (1) on or before January 31, 2006, Terayon must provide NASDAQ with a copy of the final investigatory report, if any, and a response to questions relating to the Company’s internal accounting review; (2) on or before March 31, 2006, Terayon shall file its Form 10-Q for the period ended September 30, 2005 and all required restatements; and (3) on or before March 31, 2006, Terayon shall file its proxy statement for the 2005 annual meeting, with a record and meeting date as soon thereafter as possible.
     The Company is making every effort to comply with these requirements; however, there can be no assurance that it will be able to do so within the Panel’s deadlines, or that it will avoid delisting from NASDAQ.
     Terayon’s trading symbol will remain TERNE pending a determination that the Company is in full compliance with NASDAQ’s filing requirements and has evidenced compliance with all other requirements for continued listing on NASDAQ.

About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 6,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contact:	Investor Contact:
Rebecca West	Kirsten Chapman / Moriah Shilton
AtomicPR	Lippert/Heilshorn & Associates
(415) 402-0230	(415) 433-3777
rebecca@atomicpr.com	moriah@lhai-sf.com
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for historical information contained in this press release, the matters discussed in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements relating to the nature of Terayon’s accounting review, statements relating to the expected outcome of Terayon’s accounting review, and other statement that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing and success of any hearing before a NASDAQ Listing Qualifications Panel, the timing and results of the completed review into possible accounting errors, the timing of the filing of Terayon’s Form 10-Q for the third quarter of fiscal year 2005, the timing of the filing of Terayon’s proxy statement for its 2005 annual shareholders meeting, the need for any corrective actions in connection with Terayon’s accounting practices, the actual timing and extent of any restatement of prior financial results, the reaction to any such restatement by Terayon’s stockholders and customers, as well as changes in economic, business, competitive, technological and/or regularly factors and trends. Additional factors that may affect future results are contained in Terayon’s SEC reports, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, particularly in the “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections. Such filings are available at the SEC’s website www.sec.gov. Terayon disclaims any obligation or intent to update and revise the statements contained in this release based on new information or otherwise.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.